UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2022
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland		001-35676		98-1111119
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(IRS Employer Identification No.)

77 Sir John Rogerson's Quay, Block C
Grand Canal Docklands
	Dublin 2,	D02 VK60,	Ireland
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
___________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, Prothena Corporation plc (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment (the “Amendment”) to the Prothena Corporation plc 2018 Long Term Incentive Plan, as amended (the “2018 LTIP”), which had previously been approved by the Company’s Board of Directors, subject to shareholder approval. The Amendment, which became effective on May 17, 2022, increased the number of ordinary shares authorized for issuance under the 2018 LTIP by 2,000,000 ordinary shares.

The Amendment is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2022 (the “Proxy Statement”), and that description of the Amendment included in the Proxy Statement is incorporated herein by reference. That description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 17, 2022, the Company held its Annual Meeting, at which the Company’s shareholders voted on the following proposals, each of which is described in the Proxy Statement:

Proposal No. 1: Election of Directors. The shareholders re-elected the following individuals to the Company's Board of Directors to hold office until no later than the annual general meeting of shareholders in 2025.

Nominee	For	Against	Abstain	Broker Non-Votes
Paula K. Cobb	41,899,431	138,223	4,751	1,857,676
Lars G. Ekman	37,170,836	4,838,558	33,011	1,857,676
Sanjiv K. Patel	41,888,796	148,691	4,918	1,857,676

Proposal No. 2: Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm for 2022 and Authorization of the Board of Directors to Approve the Remuneration of that Auditor. The shareholders ratified, in a non-binding vote, the appointment of KPMG LLP as the Company's independent registered public accounting firm for its fiscal year ending December 31, 2022, and authorized, in a binding vote, the Company’s Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor.

For	Against	Abstain
43,858,441	18,771	22,869

Proposal No. 3: Approval of Compensation of the Company’s Named Executive Officers. The shareholders approved, in a non-binding advisory vote, the compensation of the Company’s executive officers named in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
41,665,912	337,890	38,603	1,857,676

Proposal No. 4: Approval of the Frequency of Future Advisory Votes by Shareholders to Approve the Compensation of the Company’s Named Executive Officers. The shareholders approved, in a non-binding advisory vote, future advisory votes by shareholders on the compensation of the Company’s named executive officers being requested every year.

One Year	Two Years	Three Years	Abstain
40,739,511	8,580	1,275,302	19,012

Proposal No. 5: Approval of an Amendment to the Company’s 2018 Long Term Incentive Plan. The shareholders approved the Amendment, which increases the number of ordinary shares available for issuance under the 2018 LTIP by 2,000,000 ordinary shares.

For	Against	Abstain	Broker Non-Votes
36,441,844	5,582,778	17,783	1,857,676

Proposal No. 6: Approval of the Renewal of the Company’s Board of Directors’ Authority to Allot and Issue Ordinary Shares. The shareholders approved the renewal of the Company’s Board of Directors’ authority under Irish law to allot and issue ordinary shares, with such authority to expire on May 17, 2027.

For	Against	Abstain
37,265,181	6,583,316	51,584

Proposal No. 7: Approval of the Renewal of the Company’s Board of Directors’ Authority to Allot and Issue Ordinary Shares for Cash without Applying the Statutory Pre-Emption Right. The shareholders approved the renewal of the Company’s Board of Directors’ authority under Irish law to allot and issue ordinary shares for cash without offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply, with such authority to expire on May 17, 2027.

For	Against	Abstain
37,249,817	6,602,640	47,624

Proposal No. 8: Approval of any Motion to Adjourn the Annual Meeting. The shareholders approved any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 7.

For	Against	Abstain
31,709,565	12,151,901	38,615

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1#	Third Amendment to the Prothena Corporation plc 2018 Long Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
    # Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2022	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Strategy Officer and Chief Financial Officer